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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT


This Employment Agreement (the "Agreement") is made this 23rd day of May 1997, by and between AccuMed International, Inc., a Delaware corporation (the "Employer"), and Michael D. Burke (the "Executive").

WHEREAS, Executive has served as Senior Vice President of Employer and President, Microbiology Division of Employer since December 29, 1995 pursuant to the offer of Employment letter dated April 21, 1995 between Employee and AccuMed, Inc. (which was merged with and into the Company on December 29, 1995) (the "Original Employment Letter"); and

WHEREAS , Employer desires to reorganize its corporate structure and revise Executive's duties, responsibilities and position and Executive is willing to accept such employment, and this Agreement contains the parties' entire agreement and understanding as to the matters contemplated herein, and supersedes any and all prior oral or written agreements, including the Original Employment Letter.

WHEREAS, Employer desires to employ Executive and Executive is willing to accept such employment, all upon the terms and conditions hereinafter set forth and those terms and conditions set forth in the Employer's letter Offer to the Executive which is superseded by the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

1. Employment and Duties. Employer hereby employs Executive and Executive accepts employment with Employer as Corporate Vice President and Group President, reporting to the Chairman/CEO of the Employer, and Executive shall perform those duties as usual and customary as a Corporate Vice President (i.e., to include but not be limited to Financial and Administrative duties). Executive shall perform such other or additional duties as shall be assigned to Executive from time to time by the Chairman/CEO consistent with his position.

2. Compensation and Benefits. During the term of this Agreement, Employer shall pay Executive the following compensation:

a.      Salary   Executive shall receive an annual salary which shall be no less than $175,000.00 payable semi-monthly in accordance with Employer's regular payroll procedures. Executive shall also receive annual performance and compensation reviews which will be conducted by the Chairman/CEO and the Compensation Committee of the Board of Directors, or its designee.

b. Bonus Executive shall be eligible to receive bonuses which shall be up to twenty-five percent (25%) of Executive's annual salary, based upon performance of mutually agreed upon goals/objectives. Two thirds (2/3) of said bonus shall be based on quarterly objectives and shall be paid quarterly. One third (1/3) of said bonus shall be based upon annual objectives and shall be paid annually. The bonus year shall be the calendar year. The Employer, at its sole and absolute discretion may pay Executive a bonus in excess of twenty-five percent (25%) of his annual salary.

c.      Stock Options



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     (1) Subject to approval of the Compensation Committee of the Board,
Executive will be granted, options to purchase 100,000 shares of the Employer's Common Stock, pursuant to the terms of the Employer's 1997 Stock Option Plan which options, subject to Compensation Committee approval and approval of the Plan by stockholders, shall be exercisable in accordance with the following schedule:


            Date                                        Amount
            ----                                        ------
            Date of stockholder approval of Plan        20,000 shares
            7/5/98                                      20,000 shares
            7/5/99                                      20,000 shares
            7/5/00                                      20,000 shares
            7/5/01                                      20,000 shares



The price of the options will be set at Fair Market Value (as defined in the Plan) on the grant date. If there is a change of control of the Company (as described in the Plan), or if Peter P. Gombrich cease to hold the office of Chairman and CEO, the right to acquire shares pursuant to any of such 100,000 options outstanding on the date on which such Change of Control occurs shall accelerate and become fully vested and immediately exercisable.

(2) Subject to Compensation Committee approval, Executive shall also be granted options to purchase an aggregate of 50,000 shares of Common Stock, which the Compensation Committee intended to have granted to Executive in 1996 but for the lack of available options. The exercise price shall be the Fair Market Value on the Date of Grant. Such Options shall be exercisable in accordance with the following schedule:

            Date                                        Amount
            ----                                        ------
            Date of stockholder approval of Plan        10,000 shares
            7/5/98                                      10,000 shares
            7/5/99                                      10,000 shares
            5/5/00                                      10,000 shares
            7/5/01                                      10,000 shares


The right to acquire shares pursuant to any such 50,000 options that are outstanding on the date on which a Change of Control occurs shall be accelerated and become fully vested and immediately exercisable.

     d. Benefits The Executive shall be eligible for such Employer benefits as exist for senior executives of Employer and subject to the terms and conditions of third party policies. Should Executive not be eligible to receive any of the Employer's benefits or should any carrier decline to cover Executive, Employer will use commercially reasonable efforts to obtain pay for and retain a comparable replacement policy on an

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individual basis.

     (1)        Medical Insurance with $15,000 Life/AD&D fully paid by Employer.
Dependent medical insurance at the option of the employee.

     (2) Excess Life and AD&D Benefit 1 1/2 times base salary (less $15,000) up to $150,000 cap, fully paid by Employer

     (3) Short Term Disability $500/wk benefit for 26 weeks fully paid by Employer

     (4) Long Term Disability 60% of monthly salary ($6000/mo. cap) to age 65

     (5)        Dental Insurance for Employee and Dependents at own expense

     c. Expenses Reimbursement of normal business expenses with submission of expense reports and receipts. The Company will reimburse up to $4,000 a year of reasonable travel expenses for Executive's daughter to visit Executive.

     d. Auto The Company will maintain the Executive's current company auto and pay or reimburse to Executive related expenses, and will upgrade the auto when reasonable permitted under the lease terms.

     e. Relocation Expenses Other compensation shall be provided as set forth in Exhibit A, hereto.

     g. Other Compensation Nothing herein shall preclude Executive from receiving any additional compensation or from participating in the present or future life, major medical, hospitalization, profit sharing, pension or retirement, sickness or disability or other plan for the benefit of the employees of Employer. In each case, Executive will participate to the extent and in the manner approved or determined by the Board of Directors or otherwise determined.

3. Extent of Services. Executive shall devote his entire attention and energy to the business and affairs of Employer on a full-time basis and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless Employer otherwise consents prior thereto; Executive shall not be prohibited from investing Executive's assets in such form part of the Executive in the operation of the affairs of the companies in which such investments are made,

4. Term. The term of this Agreement shall be five years, commencing May 23, 1997, subject to the following:

a. Illness or Disability If Executive is absent from employment by reason of illness or other incapacity for more than 180 consecutive days', Employer may, after such 180 days but only if Executive has not returned to active employment with Employer, terminate Executive's employment by furnishing him with at least 30 days written notice of such intention to termination. Employer shall be obligated to pay Executive's salary to the date of termination , less that amount equal to the weekly Short Term Disability Benefit, which date shall be for all purposes of this Agreement, the date of termination of his employment.

b. Death. If Executive shall die, thereupon his employment shall terminate, and Employer shall be only obligated to pay Executive's salary to the end of the month during which Executive dies.

c. Termination by Employer. Upon written notice, Employer may terminate this Agreement at any time:


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(i)     For Cause.  As used herein, "Cause" is defined to mean (1) any act of fraud, misappropriation, embezzlement, or like act of dishonesty; (2) conviction of a felony; (3) other behavior which adversely reflects on the reputation of Employer including without limitation, substance abuse, public intoxication, etc.; or (4) material failure to perform the services and duties described herein, (5) material violation of any other provisions set forth herein, or material breach of any fiduciary duty to Employer, if the material failure, violation, or breach unreasonably continues after written notice thereof is given to the Executive by the Employer and further provided that Executive is given a fair and reasonable opportunity to cure.

        If Employer shall terminate Executive's employment without Cause, Employer shall pay Executive's salary up to the date of the delivery of such notice of termination, which date shall be for all purposes of this Agreement, the date of termination of his employment. (ii) Without Cause, to terminate the Executive without cause, the Executive is to be terminated without cause he shall be given six (6) months notice in writing.

d. Termination by Executive Executive may terminate this Agreement for any reason after providing six (6) months written notice. If Employer is in breach of this Agreement, Executive may, in addition and without prejudice to any other remedies for a breach hereof, terminate this Agreement, after providing written notice to the Employer and providing Employer with a reasonable opportunity to cure. If the Employer thereafter fails to cure, all of Executive's further obligations hereunder shall terminate, except for the requirements of Sections 8 and 10 hereof.

5.      Severance.

          a. If Executive terminates this Agreement within eighteen months of its execution, except if Employer is in breach of this Agreement, as provided in Section 4(d) above housing and moving related expenditures incurred by Employer on Executive's behalf shall be reimbursed and returned by Executive to Employer.

          b.    If Employer terminates this Agreement without Cause within sixty
          (60) months of its execution, in addition to the notice requirement provided in Section 4(c)(ii) above, Employer will pay Executive his then current annual salary for twelve (12) months, semi-monthly, in accordance with Employer's regular payroll procedures. If Employer terminates this Agreement, without Cause, after sixty (60) months of its execution, Employer will have no severance obligation.

6. Vacation. During the first, second and third calendar years of this Agreement, Executive shall be entitled to four weeks of vacation with pay. During the fourth and fifth calendar years of continuous service and during each subsequent calendar year of continuous service thereafter, the Executive shall be entitled to six weeks vacation with pay. In the event that the full vacation is not taken by Executive within 60 days of the end of any calendar year, no vacation time shall accrue for use in future years, without mutual agreement between Executive and Employer.

7. Restrictive Covenant. Executive shall not in any manner engage in any business directly competitive with Employer, for a period of one year from the date of the termination of this Agreement under the following circumstances:

     a. If this Agreement is terminated for "Cause" by the Employer, pursuant to Section 4(c)(i) above; or

     b. If this Agreement is terminated by Executive, pursuant to Section 4(d) above, for reasons other

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        than a breach by Employer.

8. Confidential Information and Discoveries. Executive agrees that all information of a technical or business nature such as know-how, trade secrets, secret business information, plans, data, processes, techniques, customer information, inventions, discoveries, formulae, patterns, devices, etc. (the "Confidential Information"), acquired by Executive in the course of his employment under this Agreement, is a valuable business property right of the Employer. Executive agrees that such Confidential Information, whether in written, verbal or model form, shall not be disclosed to anyone outside the employment of Employer without the express written authorization of Employer, unless said individual is subject to the Employer's non-disclosure agreement or other appropriate contractual arrangement. This disclosure restriction shall be limited to (a) disclosures for use in any market in which the Employer may then be doing business or may have taken any steps toward entering, and (b) for that period of time until the Confidential Information is generally available to the trade.

        Any and all improvements, inventions, discoveries, formulae or processes in any way related to Employer's business which Executive may conceive or make during his regular working hours or otherwise shall be the sole and exclusive property of Employer and Executive will disclose the same to Employer and will, whenever requested by Employer to do so (either during the term of this Agreement or thereafter), execute and assign any and all applications, assignments and/or other instruments and do all things which Employer may deem necessary or appropriate in order to apply for, obtain, maintain, enforce and defend patents, copyrights, trademarks or other forms or protection, or in order to assign and convey or otherwise make available to Employer the sole and exclusive right, title and interest in and to said improvements, inventions, discoveries, formulae, processes, applications or patents. After the termination of this Agreement, Employer will compensate Employee for his time and effort to comply with the terms of this paragraph 7 and the Employee may not decline to comply with any reasonable request.

        No provision in this Agreement is intended to require assignment of any of Executive's rights in an invention if no equipment, supplies, facilities, or trade secret information of Employer was used, and the invention was developed entirely on Executive's own time; and the invention does not relate to the business of Employer or to Employer's actual or demonstrably anticipated research or development; and does not result from any work performed by Executive for Employer.

9. Enforcement. Both parties recognize that the services to be rendered under this Agreement by Executive are special, unique and of extraordinary character and that in the event of the breach by Executive of any of the terms and conditions of this Agreement to be performed by Executive, then Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach hereof, or to enforce the specific performance hereof by Executive or to enjoin Executive from performing acts prohibited above during the period herein covered, but nothing herein contained shall be construed to prevent such other remedy in the courts as Employer may elect to invoke.

10. Return of Documents. Upon the termination of this Agreement for any reason, Executive shall forthwith return and deliver to Employer and shall not retain any original or copies of any books, papers, price lists or customer contacts, bids or customer lists, files, books of account, notebooks and other documents and data relating to the performance of services rendered by Executive hereunder, which were provided to or made available to Executive by Employer, all of which materials are hereby agreed to be the property of Employer.

11.     Miscellaneous.

        a. Notices Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail to Executive or Employer at the address set forth

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        below their signatures at the end of this Agreement or to such other address as they shall notify each other in writing.

        b. Assignment This Agreement shall be binding upon and inure to the benefit of Employer and its successors and assigns and Executive and his personal representatives, heirs, legatees and beneficiaries, but shall not be assignable by Executive.

        c. Applicable Law This Agreement shall be deemed to have been made in Illinois, regardless of the order in which the signatures of the parties shall be affixed hereto, and shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the laws of the State of Illinois. As part of the consideration for
        the execution of this   Agreement, it is hereby agreed that all actions
        or proceedings arising directly or indirectly from this Agreement shall be litigated only in the courts of the State of Illinois or United States courts located therein, and all parties to this Agreement hereby consent to the jurisdiction of any local, state or federal court located within the State of Illinois.

        d. Headings Sections headings and numbers herein are included for convenience of reference only and this Agreement is not to be construed with reference thereto. If there be any conflict between such numbers and headings and the text hereof, the text shall control.

        e. Severability If for any reason any portion of this Agreement shall be held invalid or unenforceable, it is agreed that the same shall not affect the validity or enforceability of the remainder hereof.

        f. Entire Agreement This Agreement, and its attachments, contains the entire agreement of the parties with respect to its subject matter and supersedes all previous agreements between the parties pertaining to the subject. No officer, employee or representative of Employer has any authority to make any representation or promise in connection with this Agreement or the subject matter hereof that is not contained herein, and Employer represents and warrants he has not executed this Agreement in reliance upon any such representation or promise. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

        g. Waiver of Breach The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

        h. Counterparts This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.








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IN WITNESS WHEREOF, The parties have caused this Agreement to be duly executed on the date first above written.



 ACCUMED INTERNATIONAL, INC.                EXECUTIVE:


 By: \s\ Peter P. Gombrich                  By: \s\ Michael D. Burke
 -----------------------------------        ----------------------------------
     Peter P. Gombrich                          Michael D. Burke
     CHAIRMAN & CEO
     Address: 900 N. Franklin, Suite 401        Address: 225 Manor Brook Road
     Chicago, IL 60610                          South Russell, OH   44022









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